Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos.333-188598, 333-177164, 333-177163, 333-177145) and Form S-3 (No. 333-204598) of Fortune Brands Home & Security, Inc. of our report dated February 28, 2018 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/PricewaterhouseCoopers LLP

Chicago, IL

February 28, 2018